UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 6, 2014 (December 30, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 30, 2013, PRC Williston, LLC and Williston Hunter ND, LLC (collectively, the “Sellers”), subsidiaries of Magnum Hunter Resources Corporation (the “Company”), closed on the sale of certain assets to Enduro Operating LLC, a Delaware limited liability company (“Enduro”), pursuant to a Purchase and Sale Agreement dated November 19, 2013, by and among the Sellers and Enduro (the “Purchase and Sale Agreement”). The Company reported the entry by the parties into the Purchase and Sale Agreement pursuant to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 22, 2013.
Pursuant to the Purchase and Sale Agreement, Sellers sold to Enduro certain oil and gas properties and assets located in Burke, Renville, Bottineau and McHenry Counties, North Dakota, including operated working interests in approximately 30,000 acres and approximately 180 wells producing primarily from the Madison formation in the Williston Basin (the “ND Properties”). The effective date of the sale was September 1, 2013. The total purchase price of the ND Properties under the Purchase and Sale Agreement was $45 million in cash. At signing of the Purchase and Sale Agreement, Sellers received a cash purchase price deposit from Enduro of $4.5 million, and, at closing of the sale, received, after the preliminary determination of customary purchase price adjustments, the remaining purchase price of approximately $39.6 million in cash. The final determination of the customary adjustments to the purchase price will be made by the parties approximately 120 days after closing.

Item 7.01.	Regulation FD Disclosure.

Upon the closing of the sale of the ND Properties on December 30, 2013, the borrowing base under the Company’s asset-based, senior secured revolving credit facility maturing April 13, 2016 was automatically reduced by $22.5 million to $242.5 million pursuant to the terms of the Company’s Third Amended and Restated Credit Agreement, dated as of December 13, 2013, by and among the Company, as borrower, Bank of Montreal, as administrative agent, the lenders party thereto and the agents party thereto.
On December 20, 2013, the Company issued a press release providing an operational update on its Marcellus Shale and Utica Shale plays (the "Press Release"). A copy of the Press Release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

The unaudited pro forma consolidated financial statements of the Company and its subsidiaries reflecting the sale of the ND Properties, required to be filed by the Company pursuant to Item 2.01 of this Current Report on Form 8-K, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.
(d)    Exhibits.

Exhibit Number	Description

2.1*
Purchase and Sale Agreement, dated as of November 19, 2013, between PRC Williston, LLC, Williston Hunter ND, LLC and Enduro Operating LLC (incorporated by reference from the Registrant's Current Report on Form 8-K filed on November 22, 2013).

99.1	Operational Update Press Release, dated December 20, 2013.
99.2	Unaudited Pro Forma Consolidated Financial Statements.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Registrant hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 6, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Purchase and Sale Agreement, dated as of November 19, 2013, between PRC Williston, LLC, Williston Hunter ND, LLC and Enduro Operating LLC (incorporated by reference from the Registrant's Current Report on Form 8-K filed on November 22, 2013).

99.1	Operational Update Press Release, dated December 20, 2013.
99.2	Unaudited Pro Forma Consolidated Financial Statements.
*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Registrant hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.